EXHIBIT 10.10

RESIGNATION AGREEMENT

This Resignation Agreement (“Agreement”) is entered into by and between Seon Hong Kim, on the one hand (“Executive”), and Center Financial Corporation and Center Bank (collectively the “Company”), on the other hand, based on the following circumstances.

RECITALS

A. Executive is currently serving as President and Chief Executive Officer of Center Financial Corporation and Center Bank pursuant to a written Employment Agreement, with an effective date of September 1, 2004 (the “Employment Agreement”).

B. Executive is currently serving as a director of Center Financial Corporation and Center Bank.

C. Executive and the Company wish to formally terminate their employee-employer relationship, and Executive’s status as a director, and to set forth the terms under which Executive’s employment and his Employment Agreement are to be terminated.

NOW, THEREFORE, IT IS AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1. RESIGNATION. Executive acknowledges and agrees that he hereby resigns as a director of Center Financial Corporation and Center Bank, and that such resignations shall be effective immediately upon him signing this Agreement. Executive shall deliver to the Company a signed letter of resignation in the form attached hereto as Exhibit “A,” confirming his resignations.

Effective immediately upon signing this Agreement, Executive shall resign from his positions as Chief Executive Officer and President of the Company and be relieved of all active day-to-day responsibilities of those positions. He shall remain an employee of Center Bank through March 30, 2007, during which time he shall fully cooperate and assist in the transition to a new President and Chief Executive Officer of the Company and shall serve as a consultant to Center Bank from April 2, 2007 through January 15, 2008, as provided below.

2. CONSIDERATION TO EXECUTIVE. On or about March 30, 2007 Executive shall receive payment for any accrued but unused vacation time to which Executive is entitled as of that date. In addition, provided Executive signs this Agreement and abides by its terms, the Company shall provide the following consideration to Executive:

(a) Period of Employee Status. Executive will remain an employee of Center Bank and accordingly shall be paid his current salary, and shall continue to receive medical benefits, through March 30, 2007. Executive will not be entitled to receive any further benefits of employment which other employees of Center Bank may receive after that date. Center Bank will send Executive a COBRA notice advising Executive of his right to continue group insurance benefits, at Executive’s own expense, after March 30, 2007.

(b) Consultant Period. Upon the delivery to the Company by Executive of a waiver and release in substantially the form of Exhibit “B” to this Agreement (receipt of which Executive acknowledges on today’s date), and Executive’s compliance with the terms thereof, Center Bank agrees to retain Executive as an

SHK
Center Bank
Center Financial Corp.

independent contractor to provide such financial consulting services as Center Bank may require of Executive, starting April 2, 2007 and ending January 15, 2008. Some of the financial consulting services which Center Bank anticipates requiring of Executive include, but are not limited to, Executive’s cooperation in any administrative, judicial or other matter of which Executive has knowledge, including but not limited to the dispute concerning former Senior Vice President and General Counsel, Thomas Levine, and any other matter in which Executive may have been involved during Executive’s employment with the Company. Executive’s duty of cooperation shall include Executive’s appearance and truthful testimony at depositions, arbitrations or court proceedings, Executive’s provision of declarations or other statements which may be required of Executive and Executive’s meeting with the Company’s management and its attorneys. Executive shall also provide any other type of assistance which may be requested by Company’s management or its representative regarding any other matter in which Executive was involved. All such assistance shall be provided by Executive in a timely fashion and within the time constraints requested by the Company’s representatives. Executive also acknowledges that all such assistance shall be provided by Executive without further compensation of any form from the Company.

This independent contractor arrangement will continue until January 15, 2008, provided Executive does not accept employment with any other financial institution listed on Exhibit “C” hereto prior to that date. If Executive accepts employment with any such financial institution prior to January 15, 2008, this independent contractor arrangement and the payments made therefor shall immediately cease. Executive agrees to notify Center Bank in writing within five (5) business days of Executive’s acceptance of employment with another employer. Executive and Center Bank agree that this independent contractor arrangement shall not unreasonably interfere with Executive’s employment with any non-financial institution employer.

During the independent contractor term, Executive will receive $1,000 per month, payable on Center Bank’s regular paydays. However, because Executive will be retained solely as an independent contractor and not as an employee, Center Bank will issue Executive a Form 1099 for these payments. Executive acknowledges that, because Executive will no longer be an employee after March 30, 2007, Executive will not be entitled to receive any of the benefits of employment which other employees of Center Bank may receive. Center Bank will send Executive a COBRA notice advising Executive of his right to continue group insurance benefits, at Executive’s own expense, as soon as practicable after the commencement of the consultant period.

During the independent contractor term, to the extent required by law, applicable statutes and the Bylaws or resolutions of Center Bank in effect from time to time, Center Bank shall indemnify Executive against liability or loss arising out of Executive’s actual or asserted misfeasance or non-feasance in the performance of Executive’s duties or out of any actual or asserted wrongful act against, or by, Center Bank, including but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom.

Executive acknowledges that this agreement on the part of Center Bank to retain Executive as an independent contractor and its agreement to pay Executive for these independent contractor services is not something to which Executive is entitled in connection his current employment with the Company or by his Employment Agreement. Rather, this is an offer which Center Bank has elected to make to Executive. Because Executive is not otherwise entitled to these payments, the Company’s policies require that Executive execute the releases contained in this Agreement in exchange therefor.

(c) Lump Sum Payment. Assuming the execution on March 30, 2007 of the waiver and release in substantially the form of Exhibit “B” to this Agreement (receipt of which Executive acknowledges on today’s date), and Executive’s compliance with the terms thereof, the Company shall pay to Executive a lump sum payment in the amount of $240,262.79 on April 9, 2007.

SHK
Center Bank
Center Financial Corp.

3. RELEASE AND WAIVER OF STATUTORY PROVISIONS. Executive acknowledges and agrees that the payments set forth herein represent payments to which Executive would not otherwise be entitled under the terms of his employment with the Company, and that such payments constitute consideration for the releases described herein. In consideration of the provisions of this Agreement, Executive does hereby release and forever discharge the Company and its past and present officers, directors, agents, servants, employees and attorneys, from any and all claims, debts, accounts reckonings, obligations, costs, and causes of action, of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, including but not limited to any claims arising out of the Employment Agreement or the termination of same, that Executive now owns or holds, or at any time heretofore had, owned, or held, or could, shall or may own or hold to the date hereof.

Executive acknowledges and agrees that the release set forth in this paragraph includes, without limiting its general nature, any such claims which arise out of or are related to his employment or the ending of that employment, including, for example, any and all claims arising out of the Employment Agreement and/or the termination of same; any and all claims for wrongful termination (in violation of any public policy or otherwise), and any and all claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, the Employee Retirement Income Security Act of 1974, as amended, the California Fair Employment and Housing Act, the California Labor Code, the Wage Orders, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Racketeer Influenced and Corrupt Organizations Act, the Financial Reform Recovery and Enforcement Act of 1989, and/or Section 1981 of Title 42 of the United State Code.

Executive further acknowledges that he is familiar with the provisions of California Civil Code Section 1542 and expressly waives and relinquishes any and all rights or benefits Executive may have under said Section 1542, to the full extent permitted by law. Said Section states:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

4. CONFIDENTIALITY AND TRADE SECRETS.

(a) Confidentiality of this Agreement. Executive acknowledges that the terms and provisions of this Agreement were made in confidence and Executive agrees to maintain them in strict confidence. Executive specifically agrees that he shall not disclose the terms and existence of this Agreement to any current or former employee of the Company. Executive further agrees that he has not previously and will not, at any time in the future, publicize or disclose or otherwise communicate to any person or entity, the terms of this Agreement and/or the facts and circumstances in any way relating to this Agreement unless such communication is required by law or is necessary to comply with the law (e.g., communications to a tax preparer for purposes of submitting a tax return to the Internal Revenue Service.). Notwithstanding the foregoing, Executive may disclose the terms and existence of this Agreement to his accountants, attorneys and spouse, if any, who shall be instructed to keep this information confidential. Executive acknowledges that a breach of this provision or of any of the confidentiality provisions in this Agreement will constitute a material breach of this Agreement.

(b) Treatment of Confidential Information. Executive agrees to maintain in confidence all “Confidential Information” as defined below. Confidential Information includes any and all trade secret information disclosed to or known by Executive as a consequence of his employment with the Company which is

SHK
Center Bank
Center Financial Corp.

not generally known outside the Company about the Company’s business, including, without limitation, information about its Customers (as defined below), Customer identities, Customer accounts, Customer information, Customer financial needs, Customer reports and Customer finances, product information and reports, accounts, billing methods, pricing data, sources of supply, business methods, production or merchandising systems or plans, its marketing and sales strategies and plans, its finances, operations, employees, methods, processes, formulae, compositions, inventions, machines, computer software or programs, research projects, and any and all information entrusted to the Company in confidence by third parties, and any and all other information defined as “Trade Secrets” under the Uniform Trade Secrets Act. Confidential Information may be contained in written materials, in verbal communications, in Executive’s unwritten knowledge and in the unwritten knowledge of other employees, and/or in any other tangible medium of expression. Confidential Information includes any such information which is obtained from the Company’s affiliates and/or its Customers or employees.

For purposes of this Agreement, “Customer” is defined as (1) any person or entity who has been a Customer of the Company since Executive joined the Company or who becomes a Customer of the Company during the period of time Executive is receiving benefits from the Company pursuant to this Agreement and (2) any prospective Customer to whom the Company has made a proposal (or similar offering of services) within a period of six months prior to the termination of Executive’s employment at the Company.

Executive agrees to hold in strictest confidence and not to disclose to any business, firm, entity or person, either directly or indirectly, any and all Confidential Information. Executive agrees that all such Confidential Information is trade secret and is and shall remain the property of the Company. Executive shall not use any of the Confidential Information for any purpose not related to the business interests of the Company and Executive shall not disclose any such information for reasons not related to the business interest of the Company, even in the course of casual discussions, to any person or entity. Executive acknowledges that the terms of this Agreement are in addition to, and not in lieu of, any common law, statutory, contractual or other obligations Executive may have.

(c) No Solicitation of Customers Based on Trade Secrets. Executive acknowledges that during his employment with the Company, Executive has been provided with trade secret information about Customers of the Company. Such trade secret information may include but is not limited to, information about Customer lists, Customer identities, Customer accounts and Customer financial needs. Executive agrees that for a period of two (2) years after the termination of Executive’s employment, Executive will not directly or indirectly use such information about the Company Customers or solicit the Company’s Customers, either for Executive’s own benefit or for any other person, firm or corporation. Executive acknowledges that any violation of this provision shall constitute a material breach of this Agreement and that, in the event of such a breach, Executive shall no longer be entitled to any of the benefits provided by this Agreement and shall be obligated to reimburse the Company for any benefits which Executive has received from the Company pursuant to this Agreement prior to Executive’s breach.

(d) No Solicitation of Employees Based on Trade Secrets. Executive acknowledges that, during Executive’s employment with the Company, Executive has been provided with trade secret information about the Company’s employees. Such information includes, but is not limited to, information as to their qualifications, job duties, salaries, performance history and the marketing opportunities these employees present for a Bank. Accordingly, Executive agrees that for a period of two (2) years after the termination of Executive’s employment, whether voluntary or involuntary, Executive will not use any such information to solicit, entice, encourage, attempt or cause, either directly or indirectly, any employee to leave the employment of the Company. Executive acknowledges that any violation of this provision shall constitute a material breach of this

SHK
Center Bank
Center Financial Corp.

Agreement and that, in the event of such a breach, Executive shall no longer be entitled to any of the benefits provided by this Agreement and shall be obligated to reimburse the Company for any benefits Executive shall have received from the Company pursuant to this Agreement prior to Executive’s breach.

5. NONDISPARAGEMENT. Executive shall not at any time, either orally or in writing, make any disparaging remarks concerning the Company, its employees, directors or officers. Notwithstanding the foregoing, Executive shall respond accurately and fully to any question, inquiry or request for information as may be required by legal process, law or regulation.

6. RETURN OF COMPANY PROPERTY. Executive represents and warrants that he has returned to the Company all Company property in his possession, including, without limitation, all credit cards, all computers and all keys in his possession. Further, Executive represents and warrants that he has returned all documents or computer disks containing information relating to the Company’s business or finances, and that all such information has been deleted from any hard drive or other electronic storage device in his possession.

7. INVALID PROVISIONS. Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

8. ENTIRE AGREEMENT. This Agreement, including the Exhibit hereto, constitutes and contains the entire agreement and understanding between the parties, with the exception of stock option grants previously made to Executive which shall be governed by the terms of those grants and applicable stock option plan(s). Except as expressly stated in this paragraph, this Agreement supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral.

9. EFFECT OF WAIVER OF BREACH. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

10. ARBITRATION. Executive and the Company acknowledge that they have mutually agreed to arbitrate any disputes concerning the subject matter of this Agreement pursuant to a “Mutual Agreement to Arbitrate Claims,” which was executed on February 6, 2003 and is attached hereto as Exhibit “D.”

11. REVIEW AND REVOCATION PERIODS. Executive acknowledges that he has been advised that he has twenty-one (21) days to consider this Agreement, and that he has been advised to consult with legal counsel prior to signing this Agreement. To the extent Executive has taken less than twenty-one (21) days to consider this Agreement, Executive acknowledges that he has had sufficient time to consider this Agreement and to consult with counsel if desired, and that he does not desire additional time.

Executive further acknowledges that he has been advised that this Agreement is revocable by Executive for a period of seven (7) days following his execution of this Agreement. The revocation by Executive of this Agreement must be in writing, must specifically revoke this Agreement and must be received by the Company prior to the eighth (8th) day following the execution of this Agreement by Executive. Accordingly, this Agreement shall not become final and enforceable until the 8th day after it is signed by Executive.

SHK
Center Bank
Center Financial Corp.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Dated:	January 17, 2007
Seon Hong Kim

Center Bank

Dated:	January 17, 2007	By:
Peter Y. S. Kim
Chairman of the Board

Center Financial Corporation

Dated:	January 17, 2007	By:
Peter Y. S. Kim
Chairman of the Board

I received a copy of this Agreement on January 17, 2007.

Seon Hong Kim

SHK
Center Bank
Center Financial Corp.

January 17, 2007

Mr. Peter Y. S. Kim

Chairman of the Board

Center Financial Corporation

Center Bank

3435 Wilshire Boulevard

Suite 700

Los Angeles, California 90010

Dear Y. S.:

I hereby resign as a director of Center Financial Corporation and Center Bank, effective immediately.

In addition, I hereby resign from my positions as President and Chief Executive Officer of Center Financial Corporation and Center Bank, also effective immediately. I will remain an employee of Center Bank until March 30, 2007, at my current rate of pay and benefits and will serve as a consultant to Center Bank from April 2, 2007 through January 15, 2008.

Sincerely,

Seon Hong Kim

Exhibit “A”

WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (the “Waiver Agreement”) is entered into by and between Center Financial Corporation and Center Bank, and any subsidiaries, affiliates and successors-in-interest (collectively, the “Company”); and Seon Hong Kim (“Executive”).

RECITALS

A. Executive and the Company previously entered into an Employment Agreement effective September 1, 2004 (the “Employment Agreement”), and a Resignation Agreement effective January 17, 2007.

B. Executive served as President and Chief Executive Officer of Center Financial Corporation and Center Bank until January 17, 2007, and as an employee of Center Bank pursuant to the Resignation Agreement from January 17, 2007 until March 30, 2007.

C. A condition precedent to certain of the Company’s obligations under the Resignation Agreement is the execution of this Waiver Agreement and compliance with its conditions.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree and covenant as follows:

RELEASE

Executive does hereby release and forever discharge the Company and its past and present officers, directors, agents, servants, employees and attorneys, from any and all claims, debts, accounts reckonings, obligations, costs, and causes of action, of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, including but not limited to any claims arising out of the Employment Agreement and/or the Resignation Agreement or the termination of the Employment Agreement, that Executive now owns or holds, or at any time heretofore had, owned, or held, or could, shall or may own or hold to the date hereof.

Executive acknowledges and agrees that the release set forth in this paragraph includes, without limiting its general nature, any such claims which arise out of or are related to his employment (including the employment period from January 17, 2007 to March 30, 2007 covered by the Resignation Agreement) or the ending of that employment, including, for example, any and all claims arising out of the Employment Agreement and/or the Resignation Agreement and/or the termination of the Employment Agreement; any and all claims for wrongful termination (in violation of any public policy or otherwise), and any and all claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, the Employee Retirement Income Security Act of 1974, as amended, the California Fair Employment and Housing Act, the California Labor Code, the Wage Orders, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Racketeer Influenced and Corrupt Organizations Act, the Financial Reform Recovery and Enforcement Act of 1989, and/or Section 1981 of Title 42 of the United State Code.

Executive further acknowledges that he is familiar with the provisions of California Civil Code Section 1542 and expressly waives and relinquishes any and all rights or benefits Executive may have under said Section 1542, to the full extent permitted by law. Said Section states:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Exhibit “B”

REPRESENTATIONS OF EXECUTIVE

Executive represents and agrees that, prior to the execution of this Waiver Agreement, Executive has had the opportunity to discuss the terms of this Waiver Agreement with legal counsel of Executive’s choosing.

Executive affirms that no promise or inducement was made to cause Executive to enter into this Waiver Agreement other than the inducements provided in the Employment Agreement. Executive further confirms that Executive has not relied upon any other statement or representation by anyone other than what is in this Waiver Agreement as a basis for Executive’s agreement to enter into it.

MISCELLANEOUS

Except for the Employment Agreement, the Resignation Agreement and any other employee benefit plans expressly referred to in the Employment Agreement or the Resignation Agreement as continuing following Executive’s termination of employment with the Company, this Waiver Agreement sets forth the entire agreement between Executive and the Company, and shall be binding on both party’s heirs, representatives and successors. This Waiver Agreement shall be construed under the laws of the State of California, both procedurally and substantively. If any portion of this Waiver Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Waiver Agreement.

Executive acknowledges that he has been advised that he has twenty-one (21) days to consider this Waiver Agreement, and that he has been advised to consult with legal counsel prior to signing this Waiver Agreement. Executive acknowledges that he has had sufficient time to consider the Waiver Agreement and to consult with counsel if desired, and hereby waives any claim, objection or defense on the grounds that this Waiver Agreement has not been reviewed by legal counsel of his choice.

Executive further acknowledges that he has been advised that this Waiver Agreement is revocable by Executive for a period of seven (7) days following Executive’s execution of this Waiver Agreement. The revocation by Executive of this Waiver Agreement must be in writing, must specifically revoke this Waiver Agreement and must be received by the Company prior to the eighth (8th) day following the execution of this Waiver Agreement by Executive. This Waiver Agreement becomes effective, enforceable and irrevocable on the eighth (8th) day following Executive’s execution of the Waiver Agreement.

B-2

The undersigned agree to the terms of this Waiver Agreement and voluntarily enters into it with the intent to be bound hereby.

CENTER FINANCIAL CORPORATION

Dated:	April 11, 2007	By:
Peter Y. S. Kim
Chairman of the Board

CENTER BANK

Dated:	April 11, 2007	By:
Peter Y. S. Kim
Chairman of the Board

Dated:	April 5, 2007	Seon Hong Kim

I received a copy of this Waiver Agreement on Dated: January 17, 2007.

Seon Hong Kim

B-3